UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 5, 2008

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2008, the Company entered into a change-in-control severance agreement with Gregory A. Silvestri, Executive Vice President, using substantially the same form of agreement as the 2008 form of change-in-control agreement approved by the Company’s Compensation Committee and Board of Directors in December 2007.

Consistent with the change-in-control severance agreements entered into with certain executive officers in January 2008, the change-in-control severance agreement between the Company and Mr. Silvestri (the “Silvestri CIC Severance Agreement”) is designed to retain Mr. Silvestri and provide for continuity of management in the event of an actual or threatened change-in-control of the Company (as “change-in-control” is defined in the Silvestri CIC Severance Agreement). The Silvestri CIC Severance Agreement provides that, in the event of a change-in-control of the Company, Mr. Silvestri has specific rights and receives specific benefits if he is terminated without “cause” (as defined in the Silvestri CIC Severance Agreement) or he voluntarily terminates his employment for “good reason” (as defined in the Silvestri CIC Severance Agreement) within two years after the change-in-control. In these circumstances, Mr. Silvestri will receive a severance payment equal to two times his annual salary base plus his targeted annual bonus (as calculated in the Silvestri CIC Severance Agreement). In addition, all options and restricted stock awards held by Mr. Silvestri that have not vested as of the change-in-control date will be immediately vested. The Company will also pay any excise taxes Mr. Silvestri may incur as a result of the severance payment and any income and excise taxes on the excise tax payment, and the Company will continue to provide Mr. Silvestri medical benefits and certain other benefits for a two-year period following the change-in-control. The Silvestri CIC Severance Agreement continues through December 31 of each year and provides that it is automatically extended for one-year terms unless the Company gives prior notice of termination. The Silvestri CIC Severance Agreement is designed to comply with Section 409A of the Internal Revenue Code.

The foregoing description of the Silvestri CIC Severance Agreement is not complete and is qualified in its entirety by reference to the Silvestri CIC Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

10.1	Form of Change in Control Severance Agreement between Apogee Enterprises, Inc. and Gregory A. Silvestri, dated May 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: May 8, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Change in Control Severance Agreement dated May 5, 2008, between Apogee Enterprises, Inc. and Gregory A. Silvestri.